Exhibit 10.6

Execution Version

AMENDMENT NO. 6, dated as of October 15, 2015 (this “Amendment”), among LOGAN’S ROADHOUSE, INC., a Tennessee corporation (the “Borrower”), LRI HOLDINGS, INC., a Delaware corporation (“Holdings”), the Subsidiary Guarantors listed on the signature pages hereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent, and the Lenders listed on the signature pages hereto, to the CREDIT AGREEMENT, dated as of October 4, 2010, as amended, supplemented, amended and restated or otherwise modified from time to time (the “Credit Agreement”) among the Borrower, Holdings, each lender from time to time party thereto (collectively, the “Lenders” and, individually, a “Lender”), JPMORGAN CHASE BANK, N.A., as Administrative Agent, and the other financial institutions party thereto. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

WHEREAS, Holdings, the Borrower and the Subsidiary Guarantors have entered into the Indenture, dated as of October 15, 2015, with Wells Fargo Bank, National Association, as trustee and collateral agent for the senior secured notes of the Borrower issued from time to time pursuant thereto (the “New Senior Secured Note Indenture”);

WHEREAS, Holdings intends to partially refinance the Senior Secured Notes issued by the Borrower on October 4, 2010 with one or more series of new secured notes issued by the Borrower under the New Senior Secured Note Indenture (the “New Senior Secured Notes Refinancing”);

WHEREAS, in connection with the New Senior Secured Notes Refinancing, the Borrower wishes to make certain changes to the Credit Agreement; and

WHEREAS, Section 10.1 of the Credit Agreement permits certain amendments to the Credit Agreement to be effected from time to time with the written consent of the Required Lenders, the Administrative Agent and each Loan Party party thereto;

NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.	Amendments.

As of the date hereof, the Credit Agreement shall be amended as follows:

(a) Section 1.1 of the Credit Agreement is hereby amended by adding the following definitions:

“Amendment No. 6 Effective Date”: October 15, 2015.

“Deposit Account”: as defined in the Guarantee and Collateral Agreement.

“New Senior Secured Note Collateral Agent”: Wells Fargo Bank, National Association, in its capacity as collateral agent for the New Senior Secured Notes, and any successor in interest thereto.

“New Senior Secured Note Indenture”: the Indenture entered into on October 15, 2015 by Holdings, the Borrower, certain of its Subsidiaries and the New Senior Secured Note Trustee in connection with the issuance of the New Senior Secured Notes, together with all instruments and other agreements entered into by the Borrower or such Subsidiaries in connection therewith.

“New Senior Secured Note Trustee”: Wells Fargo Bank, National Association, acting in its capacity as trustee under the New Senior Secured Note Indenture, and any successor in interest thereto.

“New Senior Secured Notes”: collectively, (i) the Series 2015-1 and Series 2015-2 senior secured notes of the Borrower issued on the Amendment No. 6 Effective Date pursuant to the New Senior Secured Note Indenture and (ii) additional senior secured notes of the Borrower issued within 10 business days following the Amendment No. 6 Effective Date, which additional senior secured notes shall have substantially the same terms as the Series 2015-1 senior secured notes described in the preceding clause (i) and shall have an issue price not to exceed $6,401,531.

“Permitted Refinancing Debt Agreement”: as defined in Section 6.2(e).

“Refinanced Debt”: as defined in the definition of Permitted Refinancing Debt.

“Yuma Property”: the vacant real property known as 1519 S. Yuma Palms Parkway, Yuma, Arizona 85365.

(b) The definition of “Consolidated EBITDA” in Section 1.1 of the Credit Agreement is hereby amended by replacing clause (viii) therein in full with the following:

“(viii) other non-recurring, non-cash charges (including write-downs, write-offs, losses attributable to the early extinguishment of debt) and charges associated with restructurings; provided that cash charges associated with restructurings shall not exceed $5,000,000 during the last 12 months ended at the end of such period,”

(c) Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of “Consolidated Interest Coverage Ratio” therein in full.

(d) Section 1.1 of the Credit Agreement is hereby amended by replacing the definition of “Consolidated Total Debt” therein in full with the following:

““Consolidated Total Debt”: at any date, (a) the aggregate principal amount of all Indebtedness of Borrower and its Subsidiaries at such date minus (b) the cash and cash equivalents of the Borrower and its Subsidiaries in an aggregate amount up to $7,500,000 at such date; provided, that such cash and cash equivalents are held in accounts that are subject to Deposit Account Control Agreements or Securities Account Control Agreements, determined on a consolidated basis in accordance with GAAP (it being understood that the undrawn amount of outstanding letters of credit issued for the account of the Borrower or any of its Subsidiaries shall be included in clause (a) of this definition whether or not such amount would appear on the consolidated balance sheet of the Borrower and its Subsidiaries in accordance with GAAP).”

(e) Section 1.1 of the Credit Agreement is hereby amended by replacing the definition of “Consolidated Total First Lien Debt” therein in full with the following:

““Consolidated Total First Lien Debt”: at any date (a) an amount equal to Consolidated Total Debt as of such date that is secured by Liens on the Collateral (other than (i) Liens securing the Senior Secured Notes, the New Senior Secured Notes or Permitted Refinancing Debt, (ii) Liens that are junior or subordinated to the Liens on the Collateral securing the Obligations to the extent the parties secured by such junior or subordinated Liens (or their representative) have entered into an intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent providing that such Liens are junior or subordinated to the Liens on the Collateral securing the Obligations and (iii) Liens on Collateral consisting of property or assets held in defeasance or deposited in trust for redemption, repayment, retirement, satisfaction, discharge or defeasance or similar arrangement for the benefit of the indebtedness secured thereby in con-nection with a redemption, repayment, retirement, satisfaction, discharge or defeasance or similar arrangement permitted by this Agreement).”

(f) Section 1.1 of the Credit Agreement is hereby amended by replacing the definition of “Permitted Refinancing Debt” therein in full with the following:

““Permitted Refinancing Debt”: unsecured or, subject to the Intercreditor Agreement, second lien Indebtedness of the Borrower issued in exchange for, or the net proceeds of which are used to refinance or replace, the Indebtedness under the Senior Secured Notes or the New Senior Secured Notes (such Indebtedness so exchanged, refinanced or replaced, the “Refinanced Debt”), so long as (a) the principal amount (including the amount of any accreted discount and any paid-in-kind interest, if applicable) of such Permitted Refinancing Debt shall not exceed an amount equal to the aggregate principal amount (including the amount of any accreted discount and any paid-in-kind interest, if applicable) of the Refinanced Debt plus the amount of accrued interest (including the amount of any accreted discount and any paid-in-kind interest, if applicable) , premium (if any), fees and expenses paid in connection with such refinancing or replacement, (b) the final maturity date thereof is no earlier than the final maturity of the Refinanced Debt, (c) there are no scheduled amortization, mandatory redemption or sinking fund provisions or similar provisions prior to the final maturity of the Permitted Refinancing Debt (other than provisions requiring mandatory redemption or an offer to purchase Permitted Refinancing Debt to be made upon the occurrence of a change in control, equity offering, or asset sale on the same terms as are contained in the Senior Secured Note Indentures as in effect on the Closing Date or the New Senior Secured Note Indenture as in effect on the Amendment No. 6 Effective Date, as applicable), (d) the cash interest rates (calculated including any original issue discount in respect thereof) and related premiums applicable to any issue of Permitted Refinancing Debt shall be no higher than the cash interest rate under the Senior Secured Note Indenture (including after giving effect to “Additional Interest” that may be payable under, and as defined in, the Senior Secured Note Indenture) or the cash interest rate in respect of the applicable New Senior Secured Notes, as applicable, (e) the respective Permitted Refinancing Debt documents shall not contain (i) any financial maintenance covenants (or defaults having the same effect as a financial maintenance covenant), (ii) any cross-default provisions (although such Permitted Refinancing Debt documents may include a provision for a cross-acceleration and a cross final payment at maturity default to other material Indebtedness)

or (iii) any covenants, defaults or other provisions that, taken as a whole, are materially more onerous or restrictive on the Borrower and its Subsidiaries than those contained in the Senior Secured Note Indenture (as in effect on the Closing Date) or the New Senior Secured Note Indenture (as in effect on the Amendment No. 6 Effective Date), as applicable (it being understood that any leverage ratio consistent with the foregoing clause (e)(iii) shall be deemed not more onerous or restrictive), (f) all other terms and conditions of each issue of Permitted Refinancing Debt shall be in form and substance reasonably satisfactory to the Administrative Agent, (g) no Default or Event of Default then exists or would result from the issuance of such Permitted Refinancing Debt, (h) prior to the issuance of any Permitted Refinancing Debt, the Borrower shall have delivered to the Administrative Agent a certificate of the Borrower’s Chief Financial Officer certifying (and showing the calculations therefor in reasonable detail) that the Borrower and its Subsidiaries shall be in compliance with the financial covenant set forth in Section 7.17 (whether or not a Covenant Compliance Period is in effect), as of the most recently ended fiscal period for which financial statements were delivered pursuant to Sections 6.1(a) or 6.1(b), after giving effect to the issuance of the Permitted Refinancing Debt and the application of the proceeds thereof, (i) prior to the issuance of any Permitted Refinancing Debt, the Borrower shall deliver a certificate of the Chief Financial Officer of the Borrower (accompanied by any required financial calculations in reasonable detail) that the issuance of such Permitted Refinancing Debt (and all related Permitted Refinancing Debt documents) are permitted by this Agreement and any other Indebtedness instruments then outstanding, (j) such Permitted Refinancing Debt shall not have obligors or guarantors that were not obligors or guarantors with respect to the Refinanced Debt, (k) in the case of second lien Indebtedness, the priority of the Liens securing such Indebtedness shall be subordinated to the Liens securing the Obligations on terms materially no less favorable to the Lenders than the terms of the Intercreditor Agreement, and (l) such Permitted Refinancing Debt shall be on terms that, taken as a whole, are materially no less favorable to the Lenders than the terms contained in the Senior Secured Note Indenture (as in effect on the Closing Date) or the New Senior Secured Note Indenture (as in effect on the Amendment No. 6 Effective Date), as applicable.”

(g) Section 1.1 of the Credit Agreement is hereby amended by replacing the definition of “Permitted Senior Secured Note Redemption” therein in full with the following:

““Permitted Senior Secured Note Redemption”: (i) at the option of the Borrower, the redemption of up to 10% of the Senior Secured Notes on an annual basis until the fourth anniversary of the Closing Date, at a price of 103%, plus accrued and unpaid interest thereon, (ii) any redemption of the Senior Secured Notes, plus accrued and unpaid interest thereon, required by and on the terms specified by the Senior Secured Note Indenture in connection with the occurrence of an “Asset Sale”, as defined in the Senior Secured Note Indenture or (iii) any redemption of the New Senior Secured Notes, plus accrued and unpaid interest thereon, required by and on the terms specified by the New Senior Secured Note Indenture in connection with the occurrence of an “Asset Sale”, as defined in the New Senior Secured Note Indenture.”

(h) Section 1.1 of the Credit Agreement is hereby amended by replacing the definition of “Specified Change of Control” therein in full with the following:

““Specified Change of Control”: (i) a “Change of Control” (or any other defined term having a similar purpose) as defined in the Senior Secured Note Indenture or (ii) a “Change of Control” (or any other defined term having a similar purpose) as defined in the New Senior Secured Note Indenture.”

(i) Section 2.8 of the Credit Agreement is hereby amended by replacing clause (b) thereof in full with the following:

“(b) If the Borrower or any of its Subsidiaries receives net cash proceeds as a result of a sale of any asset under Section 7.5(d), the Borrower shall prepay the Revolving Loans and/or Swingline Loans on or prior to the date which is ten Business Days after the date of the receipt of such net cash proceeds in an aggregate principal amount equal to 100% of all such net cash proceeds received.”

(j) Section 4.16 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“4.16 Subsidiaries. Except as disclosed to the Administrative Agent by the Borrower in writing from time to time after the Closing Date, (a) Schedule 4.16 sets forth the name and jurisdiction of incorporation of each Subsidiary and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by any Loan Party and (b) there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors’ qualifying shares) of any nature relating to any Capital Stock of the Borrower or any Subsidiary, except as created by the Loan Documents, the Senior Secured Note Indenture and the New Senior Secured Note Indenture.”

(k) Section 4.24 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“4.24 Certain Documents. The Borrower has delivered to the Administrative Agent a complete and correct copy of the Acquisition Documentation, the Senior Secured Note Indenture and the New Senior Secured Note Indenture including any amendments, supplements or modifications with respect to any of the foregoing.”

(l) Section 6.2 of the Credit Agreement is hereby amended by (i) replacing clauses (b) through (e) thereof in full with the following:

“(b) concurrently with the delivery of any financial statements pursuant to Section 6.1 or (solely with respect to clause (i) and (ii)(x) below) Section 6.2(i), (i) a certificate of a Responsible Officer stating that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) in the case of quarterly or annual financial statements (and in the case of clause (x), monthly financial statements), (x) a Compliance Certificate containing all information and calculations necessary for determining compliance by the Borrower with Section 7.17 as of the last day of the fiscal month, fiscal quarter or fiscal year of the Borrower, as the case may be, and (y) to the extent not previously disclosed to the Administrative Agent, (1) a description of any change in the jurisdiction of organization of any Loan Party, (2) a list of any Intellectual Property issued, registered or for which an application is pending which is acquired, by any Loan Party and (3) a description of any Person that has become a Group Member, in each case since the date of the most recent report delivered pursuant to this clause (y) (or, in the case of the first such report so delivered, since the Closing Date);

(c) as soon as available, and in any event no later than 90 days after the end of each fiscal year of the Borrower (or, with respect to the fiscal year of the Borrower ended December 30, 2015, no later than 60 days thereafter), a detailed quarterly consolidated budget for the following fiscal year (including a projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of each fiscal quarter of the following fiscal year, the related consolidated statements of projected cash flow and projected income and a description of the underlying assumptions applicable thereto), and, as soon as available, significant revisions, if any, of such budget and projections with respect to such fiscal year (collectively, the “Projections”), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections have been prepared in good faith based upon assumptions believed by the Borrower to be reasonable at the time furnished (it being recognized that such Projections are not to be viewed as facts and that actual results during the period or periods covered by such Projected may differ from the projected results, and such differences may be material); provided that, for the avoidance of doubt, no Projections or related certificate shall be required to be furnished in respect of the Transition Period, with no such deliverables being required to be furnished after the Amendment No. 6 Effective Date until 60 days after the end of the fiscal year ended December 30, 2015; provided further that within 10 Business Days of delivery of the budget for fiscal year 2016 (or such later date as the Administrative Agent shall reasonably agree), the Borrower shall have an in-person meeting with the Administrative Agent to discuss such budget;

(d) within 45 days after the end of each fiscal quarter of the Borrower and 90 days after the end of each fiscal year of the Borrower, a narrative discussion and analysis of the financial condition and results of operations of the Borrower and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, as compared to the portion of the Projections covering such periods and to the comparable periods of the previous year;

(e) no later than 10 Business Days prior to the effectiveness thereof, copies of substantially final drafts of any proposed amendment, supplement, waiver or other modification with respect to the Senior Secured Note Indenture or the New Senior Secured Note Indenture or any agreement governing Permitted Refinancing Debt (any such agreement, a “Permitted Refinancing Debt Agreement”);”

and (ii) replacing clause (i) thereof in full with the following:

“(i) as soon as available, but in any event not later than 30 days after the end of each fiscal month of the Borrower, the balance sheet of the Borrower and its consolidated subsidiaries as of the end of such month, the unaudited preliminary consolidated statement of cash of the Borrower and its consolidated Subsidiaries as at the end of such month, the related unaudited preliminary consolidated statements of income for such month, the Borrower’s key performance indicators of the Borrower and its consolidated Subsidiaries for such month and the addbacks and deductions to EBITDA for such month (which information shall be presented in a form consistent with the information delivered to the Administrative Agent for the period ended August 2015 (or such other form as the Administrative Agent may agree)) as well as the Borrower’s 13-week liquidity forecast, in each case, as customarily prepared by the Borrower for its internal use.”

(m) Section 6.11 of the Credit Agreement is hereby amended by adding the following new clause (h) at the end thereof:

“(h) (i) From and after the date that is 60 days after the Amendment No. 6 Effective Date, instruct each Person obligated at any time to make any payment to any Loan Party for any reason to make such payment to one or more Deposit Accounts subject to a Deposit Account Control Agreement and (ii) on and after the Amendment No. 6 Effective Date, deposit in a Deposit Account subject to an effective Deposit Account Control Agreement, at the end of each Business Day, all proceeds of Collateral and all other cash of any Loan Party (other than amounts deposited in Excluded Other Accounts (as defined in the Guarantee and Collateral Agreement); provided that amounts in petty cash accounts shall not exceed in the aggregate $3,000,000 at any time).”

(n) Section 7.1 of the Credit Agreement is hereby amended by (i) replacing clause (r) thereof in full with the following:

“(r) [reserved];”

and (ii) replacing clause (t) thereof in full with the following:

“(t) Liens securing the Senior Secured Notes, the New Senior Secured Notes or Permitted Refinancing Debt permitted under Section 7.2(d)(i), in each case subject to the Intercreditor Agreement.”

(o) Section 7.2 of the Credit Agreement is hereby amended by (i) replacing clause (i) of clause (d) thereof in full with the following:

“(i) Indebtedness (A) in respect of the Senior Secured Notes, the New Senior Secured Notes and any Permitted Refinancing Debt in an aggregate principal amount not to exceed (x) $355,000,000 plus (y) any accrued and accreted amounts thereon (including any accreted discount and paid-in-kind interest in respect thereof) plus (B) in respect of any Permitted Refinancing Debt, any an aggregate principal amount equal to any premium payable in connection with the exchange, refinancing or replacement of the applicable Refinanced Debt and fees and expenses payable in connection with such exchange, refinancing or replacement;”

, (ii) replacing clause (xiii) of clause (d) thereof in full with the following:

“(xiii) [reserved];”

and (iii) replacing clauses (e) and (f) thereof in full with the following:

“(e) [reserved]; and

(f) [reserved].”

(p) Section 7.5 of the Credit Agreement is hereby amended by replacing clauses (d) and (e) thereof in full with the following:

“(d) the sale of any asset by the Borrower or any of its Subsidiaries (other than a bulk sale of inventory) so long as (i) no Event of Default shall occur and be continuing, (ii) the purchase price paid to the Borrower or such Subsidiary for such asset shall be no less than the fair market value of such asset at the time of such sale, (iii) the purchase price for such asset shall be paid to the Borrower or such Subsidiary in at least 75% cash, (iv) the net cash proceeds of such asset sale received by the Borrower or such Subsidiary shall be applied to prepay the Revolving Loans and/or Swingline Loans as provided in Section 2.8(b) and (v) other than with respect to the sale of the Yuma Property, the aggregate fair market value of such asset and all other assets sold by the Borrower and its Subsidiaries, and the aggregate purchase price paid to the Borrower and all of its Subsidiaries for such asset and all other assets sold by the Borrower and its Subsidiaries, in each case after the Amendment No. 6 Effective Date, shall not exceed $1,000,000 in the aggregate; provided that, notwithstanding the foregoing clause (iv), restaurant properties may be sold to franchisees, as long as the sales price paid for any individual sale shall not exceed $5,000,000 and in any event the aggregate sales price for all such sales from and after the date of this Agreement shall not exceed $20,000,000 in the aggregate;

(e) [reserved];”

(q) Section 7.6 of the Credit Agreement is hereby amended by replacing clause (iv) of clause (g) thereof in full with the following:

“(iv) the total Permitted Acquisition Consideration paid by or on behalf of the Borrower and its Subsidiaries for any such purchase or other acquisition, when aggregated with the total Permitted Acquisition Consideration paid by or on behalf of the Borrower and its Subsidiaries for all other purchases and other acquisitions made by the Borrower and its Subsidiaries pursuant to this clause (iv), shall not exceed $500,000 in the aggregate since the Amendment No. 6 Effective Date (exclusive in each case of the amount of Capital Stock issued in connection with a Permitted Acquisition);”

(r) Section 7.7 of the Credit Agreement is hereby amended (i) by replacing clause (a) thereof in full with the following:

“(a) the Borrower may (i) declare and pay dividends and distributions payable only in common stock of the Borrower, (ii) purchase, redeem, retire, defease or otherwise acquire shares of its Capital Stock with the proceeds received contemporaneously from the issue of new shares of its Capital Stock with equal or inferior voting powers, designations, preferences and rights, and (iii) declare and pay cash dividends to Holdings for the payment of legal, auditor and other customary expenses (other than management fees) in the ordinary course of business not to exceed $1,000,000 in the aggregate in any fiscal year (provided that during the Transition Period such limit shall be $1,250,000);”

, (ii) replacing clause (i) of clause (e) thereof in full with the following:

“(i) in the event of the termination, dismissal, death, or disability of an officer, employee or director, of Holdings, any of its Subsidiaries, or any direct or indirect parent company of Holdings, purchase its Capital Stock or options in respect of its Capital Stock from such officer, employee or director (or the estate or heirs thereof), or make severance payments to such Persons (x) to the extent that such purchase is made with the net proceeds of (1) any offering of equity securities of Holdings which is not subject to prepayment requirements under this Agreement or (2) any key man life insurance policy maintained on the life of the Person with respect to whom such repurchase is made or (y) otherwise in an aggregate amount not to exceed $3,000,000 during any fiscal year, provided, however, that 100% of the unused amount of such payments that were permitted to be made during the immediately preceding fiscal year may be carried over for expenditure in the immediately following fiscal year; provided further, that such expenditures made pursuant to this Section during any fiscal year shall be deemed made, first, in respect of amounts carried over from the prior fiscal years and second, in respect of amounts permitted for the then-current fiscal year;”

and (iii) replacing clause (iv) of clause (e) thereof in full with the following:

“(iv) pay amounts required for any direct or indirect parent entity to pay fees and expenses, other than to Affiliates of the Borrower, related to the maintenance of such parent entity of its corporate or other entity existence and performance of its obligations under the Loan Documents, the Senior Secured Note Indenture and the New Senior Secured Note Indenture and agreements relating thereto to the extent such obligations are permitted by Section 7.13;”

(s) Section 7.10 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“7.10 Prepayments, Etc., of Indebtedness. (a) Make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of or otherwise optionally or voluntarily defease or segregate funds with respect to the Senior Secured Notes, the New Senior Secured Notes or any Permitted Refinancing Debt, other than the (i) Permitted Senior Secured Note Redemptions and (ii) the exchange of Senior Secured Notes (including accrued interest thereon) into New Senior Secured Notes on or within 10 business days following the Amendment No. 6 Effective Date; (b) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Senior Secured Notes, the New Senior Secured Notes or any Permitted Refinancing Debt Agreement (other than any such amendment, modification, waiver or other change that (i) would extend the maturity or reduce the amount of any payment of principal thereof or reduce the rate or extend any date for payment of interest thereon and (ii) does not involve the payment of a consent fee); or (c) designate any Indebtedness (other than obligations of the Loan Parties pursuant to the Loan Documents) as “Designated Senior Indebtedness” (or any other defined term having a similar purpose) for the purposes of the Senior Secured Note Indenture, the New Senior Secured Note Indenture or any Permitted Refinancing Debt Agreement.”

(t) Section 7.12 of the Credit Agreement is hereby amended by replacing clause (iii) thereof in full with the following:

“(iii) in connection with the Senior Secured Notes, the New Senior Secured Notes and Permitted Refinancing Debt,”.

(u) Section 7.13 of the Credit Agreement is hereby amended (i) by replacing clause (iii) of clause (a) thereof in full with the following:

“(iii) performance of its obligations under this Agreement, the other Loan Documents, the Senior Secured Note Indenture, the New Senior Secured Note Indenture, the Intercreditor Agreement, the Collateral Documents (as defined in the Senior Secured Note Indenture), the Collateral Documents (as defined in the New Senior Secured Note Indenture) and the other agreements contemplated thereby (collectively, the “Transaction Documents”) and other activities to the extent permitted by and in compliance with the Transaction Documents,”

and (ii) replacing clause (i) of clause (b) thereof in full with the following:

“(i) Indebtedness created under the Loan Documents, the Senior Secured Note Indenture, the New Senior Secured Note Indenture or Permitted Refinancing Debt,”

(v) Section 7.15 of the Credit Agreement is hereby amended by (i) replacing clauses (f) and (g) thereof in full with the following:

“(f) the Transactions;

(g) Investments permitted by Section 7.6(b); and”

and (ii) inserting the following new clause (h) at the end thereof:

“(h) the issuance of the New Senior Secured Notes.”

(w) Section 7.16 of the Credit Agreement is hereby amended by deleting the “Fiscal Year Ending” heading in the table set forth therein and substituting in lieu thereof the heading “Fiscal Year or Transition Period Ending”.

(x) Section 7.17 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“7.17 Consolidated First Lien Leverage Ratio. During a Covenant Compliance Period only, permit the Consolidated First Lien Leverage Ratio as at the last day of any period of twelve consecutive fiscal months of the Borrower ending with any fiscal month set forth below to exceed the ratio set forth below opposite such fiscal quarter;

Each Fiscal Month Ending	Consolidated First Lien Leverage Ratio
September 30, 2015 until (but not including) December 28, 2016	1.00: 1.00

December 28, 2016 and thereafter	0.75: 1.00

For purposes of determining each of the ratios under this Section 7.17, pro forma effect shall be given to each component as set forth in the last sentence of the definition of “Consolidated EBITDA,” including the 10% limitation set forth in the proviso thereto, and the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of the Borrower (including pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act) and evidenced by an Officer’s Certificate setting forth the basis of such calculations.”

(y) Section 10.2 of the Credit Agreement is hereby amended by replacing the table in the first paragraph thereof in full with the following:

Holdings:	See address for the Borrower below
Attention: Edmund Schwartz, Chief Financial Officer
Email: EdS@logansroadhouse.com
Telecopy: (615) 884-9813
Telephone: (615) 885-9056

with a copy to	Kelso & Company, L.P. 320 Park Avenue, 24th Floor New York, NY 10022
Attention: James Connors
Email: jconnors@kelso.com
Telecopy: (212) 223-2379
Telephone: (212) 751-3939

Borrower:	Logan’s Roadhouse, Inc. 3011 Armory Drive, Ste. 301 Nashville, TN 37204
Attention: Edmund Schwartz, Chief Financial Officer
Email: EdS@logansroadhouse.com
Telecopy: (615) 884-9813
Telephone: (615) 885-9056

with a copy to	Kelso & Company, L.P. 320 Park Avenue, 24th Floor New York, NY 10022
Attention: James Connors
Email: jconnors@kelso.com
Telecopy: (212) 223-2379
Telephone: (212) 751-3939

Administrative Agent:	JPMorgan Chase Bank, N.A. 383 Madison Avenue, 24th Floor
New York, NY 10179
Attention: Douglas Kravitz
Email: douglas.a.kravitz@jpmorgan.com
Telecopy: (212) 270-1262
Telephone: (917) 210-3391

with a copy to	JPMorgan Chase Bank, N.A. 500 Stanton Christiana Road, 3/Ops2 Newark, DE 19713
Attention: Christine Angus
Email: christine.angus@jpmorgan.com
Telecopy: (302) 634-8647
Telephone: (302) 634-4250

Section 2.	Waiver.

By their signatures below, the Lenders waive any Default or Event of Default that may have arisen under Section 7.17 for any date up to and including September 30, 2015.

Section 3.	Representations and Warranties.

Each of Holdings and the Borrower represents and warrants to the Lenders as of the date hereof that:

(a) Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents are true and correct in all material respects on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct as of such earlier date).

(b) No Default or Event of Default has occurred and is continuing.

Section 4.	Conditions to Effectiveness.

This Amendment shall become effective as of the date first written above when the Administrative Agent (or its counsel) shall have received

(a) from the Borrower (or its counsel) a complete and correct copy of the New Senior Note Indenture including any supplements thereto,

(b) from the Borrower (or its counsel) a copy of Amendment No. 1 to the Intercreditor Agreement, executed by (i) each of the Loan Parties, (ii) Wells Fargo Bank, National Association, in its capacity as Existing Second Priority Representative (as defined therein) and (iii) Wells Fargo Bank, National Association, in its capacity as Joining Second Priority Representative (as defined therein), and

(c) from (i) each Lender and (ii) each of the other parties hereto, a counterpart of this Amendment signed on their behalf.

The Administrative Agent will confirm to the Borrower the completion of the condition set forth in clause (c)(i) of this Section 4.

Section 5.	Counterparts.

This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Amendment by email or facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Amendment signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

Section 6.	Applicable Law.

THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 7.	Effect of Amendment.

Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Agents under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

LOGAN’S ROADHOUSE, INC.

By:	/s/ Samuel N. Borgese
Name: Samuel N. Borgese
Title: President and Chief Executive Officer

LRI HOLDINGS, INC.

By:	/s/ Samuel N. Borgese
Name: Samuel N. Borgese
Title: President and Chief Executive Officer

LOGAN’S ROADHOUSE OF KANSAS, INC.

By:	/s/ Samuel N. Borgese
Name: Samuel N. Borgese
Title: President and Chief Executive Officer

LOGAN’S ROADHOUSE OF TEXAS, INC.

By:	/s/ Samuel N. Borgese
Name: Samuel N. Borgese
Title: President

[Logan’s Credit Agreement Amendment No. 6]

JPMORGAN CHASE BANK, N.A., as Administrative Agent, as Swingline Lender and as a Lender

By:	/s/ Douglas A. Kravitz
Name: Douglas A. Kravitz
Title: Vice President

[Logan’s Credit Agreement Amendment No. 6]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

By:	/s/ Didier Siffer
Name: Didier Siffer
Title: Authorized Signatory

By:	/s/ Laura Katherine Schembrl
Name: Laura Katherine Schembrl
Title: Authorized Signatory

[Logan’s Credit Agreement Amendment No. 6]